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                                 Exhibit 10(t)

               Letter Agreement, dated March 30,1998, between the
                       Registrant and William A. Dittman
















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   James Hagedorn
   Executive Vice President



                                 March 30, 1998




Bill Dittman

Dear Bill,

I am very pleased to extend you the offer for the position of Senior Vice President, Organics Business Group of The Scotts Company reporting to me.

As discussed, this offer is contingent upon the approval of the Board's Compensation and Organization Committee.

Base Salary and Executive Incentive Plan
----------------------------------------

Your initial annual base salary will be $195,000 with a targeted bonus under the Executive Incentive Plan of 40% of salary. You will be placed in the Senior Vice President Band H.

Stock Options
-------------

You will receive a grant of 25,000 stock options which will be priced at the closing "asked" price on the effective date of your promotion.

Car Allowance
-------------

Your car allowance will be increased to $10,000 per year.

Relocation
----------

As we briefly discussed, you will be covered under Scotts comprehensive relocation program which is coordinated by Cendant Mobility. Rosemary Smith will provide assistance with your relocation.


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March 30, 1998
Page 2





Bill, the Company and I take pleasure in extending you this offer. Your move to the Organic Business Group will solidify our team effort to drive the business forward. As a key player with the U.S. Business Group, all of us at Scotts will extend our resources in support of your efforts.

                                        Sincerely,


                                        /s/ James Hagedorn
                                        ------------------------
                                        James Hagedorn
                                        Executive Vice President
                                        U.S. Business Groups

Accepted:

/s/ Bill Dittman
------------------------                ------------------------
Bill Dittman                            4/15/98 (Date)